NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS FOURTH QUARTER AND FULL-YEAR 2014 FINANCIAL RESULTS
Execution of Strategic Transformation Program Drives Double-Digit Data & Analytics Growth, Technology Processing Solutions Market Outperformance and Record Free Cash Flow

Fourth-Quarter Highlights

•	Revenues up 5% to $345.5 million driven by 16% growth in Data and Analytics (D&A) segment. Technology and Processing Solutions (TPS) revenues outperformed estimated U.S. mortgage volume trends.

•
Operating income from continuing operations increased $55.4 million to $36.2 million reflecting the impact of lower operating expenses including a 2013 non-cash impairment charge with no 2014 counterpart.

•
Net income from continuing operations up $25.8 million to $16.5 million. Diluted EPS from continuing operations of $0.18 per share compared with a $0.10 per share prior year loss. Adjusted EPS up 12% to $0.28 per share.

•	Adjusted EBITDA up 16% to $84.1 million; adjusted EBITDA margin of 24%.

•	Repurchased 0.6 million common shares; $81.2 million debt repaid.

Full-Year Highlights

•	Revenues of $1.4 billion, unchanged from 2013 levels - 13% growth in D&A and the benefit from TPS share gains offset the impact of an estimated 40% decline in U.S. mortgage market volumes.

•	Operating income from continuing operations up 19% to $169.8 million reflecting the impact of lower operating expenses and impairment charges partially offset by higher depreciation and amortization.

•
Net income from continuing operations down 11% to $89.7 million primarily due to the impact of lower U.S. mortgage volumes and higher interest expense. Diluted EPS from continuing operations of $0.97 per share, down 6%. Adjusted EPS of $1.33 per share, down 21%.

•	Adjusted EBITDA of $360.2 million; adjusted EBITDA margin of 26%.

•	Completed 2014 share repurchase program (3.1 million shares repurchased).

Irvine, Calif., February 24, 2015 - CoreLogic (NYSE:CLGX), a leading global property information, analytics and data-enabled services provider, today reported financial results for the full year and quarter ended December 31, 2014.

“CoreLogic delivered an outstanding operating performance in 2014 in the face of a very challenging set of market dynamics. We finished the year with accelerating momentum as we continued to expand our D&A footprint and reap the benefits of our market leadership in TPS. Revenue, profit and cash flow were up in the fourth quarter, despite a drop of about 5% in U.S. mortgage volumes," said Anand Nallathambi, President and Chief Executive Officer of CoreLogic. “We are exiting 2014 a strong and high performing company. As we move forward into 2015, we are squarely focused on enabling and accelerating the growth of our unique data assets, analytics and services through innovation, technology and operational excellence and deeper client intimacy.”

“We continue to shift our business mix toward data-driven, subscription based models built around scaled market-leading solutions and services. As a result of this strategy, our core mortgage operations continue to outperform market volume trends and we materially expanded and diversified our D&A revenues in the fourth quarter,” added Frank Martell, Chief Operating and Financial Officer of CoreLogic. "The durability of our business model allows us to continue to invest in product and service innovation, technology leadership and operational improvements and, at the same time, return significant amounts of capital to our shareholders and reduce our debt balances.”

Fourth-Quarter Financial Highlights

Fourth quarter revenues totaled $345.5 million, 5% higher than prior-year levels, as market share gains, organic growth and acquisition-related revenues more than offset the impact of an estimated 5% decline in mortgage origination volumes. D&A revenues rose 16% to $164.1 million driven principally by growth in insurance, spatial solutions, international and core property data revenues, which more than offset the impact of lower mortgage volumes, unfavorable foreign currency translation and the exit of certain non-core product lines. TPS revenues decreased 3% year-over-year to $183.6 million as the impact of contracting mortgage volumes, lower project-related document processing and retrieval revenues and the planned run-off of a non-core credit reporting service offset the benefit of market share gains.

Operating income from continuing operations totaled $36.2 million for the fourth quarter compared with a loss of $19.3 million for the fourth quarter of 2013. The fourth quarter 2013 operating loss was attributable to a pre-tax non-cash goodwill impairment charge of $42.2 million related to the planned divestiture of the Company’s Asset Management and Processing Solutions (AMPS) business. Before the effect of the 2013 impairment charge, fourth quarter 2014 operating income from continuing operations increased 58%, reflecting benefits from D&A growth and favorable mix, TPS share gains, as well as lower operating and SG&A costs related to the ongoing cost efficiency programs. These benefits were partially offset by increased depreciation and amortization associated with the acquisition of Marshall & Swift/Boeckh (MSB) and Data Quick (DQ). Fourth quarter 2014 operating income margin was 10% compared with 7% (before the impairment charge discussed above) for the fourth quarter of 2013.

Fourth quarter net income from continuing operations totaled $16.5 million compared with a net loss of $9.3 million in the same 2013 period. The $25.8 million year-over-year increase was driven primarily by D&A growth, TPS share gains, the 2013 AMPS impairment charge discussed previously and lower taxes which more than offset the impact of lower U.S. mortgage volumes, unfavorable foreign currency translation and higher interest expense associated with the acquisition of MSB and DQ. Diluted EPS from continuing operations totaled $0.18 for the fourth quarter of 2014 compared with a loss of $0.10 in the fourth quarter of 2013. As discussed previously, fourth quarter 2013 diluted EPS from continuing operations included pre-tax non-cash impairment charges of $42.2 million associated with the exit of AMPS. Adjusted diluted EPS totaled $0.28, up 12% from the same 2013 period reflecting the positive impacts of D&A revenue growth, lower taxes and share repurchases partially offset by an estimated 5% decrease in mortgage loan origination volumes and higher interest expense.

Adjusted EBITDA totaled $84.1 million in fourth quarter 2014 compared with $72.5 million in the same prior year period. Fourth quarter 2014 adjusted EBITDA margin was 24%, compared with 22% in the prior year. The year-over-year increase in adjusted EBITDA was principally the result of D&A revenue growth and favorable business mix and lower costs related to cost productivity programs. D&A adjusted EBITDA totaled $48.6 million, a 22% increase from 2013, as higher revenues from insurance and spatial solutions and international operations more than offset the impact of lower U.S. mortgage loan application volumes, unfavorable currency translation and the exit of a non-core product line. TPS adjusted EBITDA increased 25% or $9.9 million to $50.0 million as share gains, cost management benefits and lower acquisition-related integration costs more than offset the unfavorable impact of lower U.S. mortgage market volumes and the decreased client-related project and discretionary spending.

Operational Excellence Programs

CoreLogic launched Phase I of its Technology Transformation Initiative (TTI) during mid-2012. Phase I of the TTI is focused on migrating the Company's existing technology infrastructure from CoreLogic internal management to an outsourced service arrangement with Dell Services. The migration of CoreLogic’s legacy systems and data center infrastructure to Dell Services is expected to provide new functionality, increased performance and a reduction in costs commencing during the second half of 2015. During 2014, the Company successfully completed the migration of its Dallas, Texas data center to a Dell Services operated facility. The migration of the Company’s remaining data center, based in Santa Ana, California, is expected to be complete by mid-2015. Full-year 2014 charges related to implementation of Phase I of the TTI totaled $15.6 million.

Phase II of the TTI, launched during 2014, focuses on the development of the Company's next generation technology (NextGen) platform which is designed to augment and eventually replace portions of our legacy systems. During 2014, the Company commenced the development of its NextGen platform capabilities including certain proof of concept deliverables. During the fourth quarter of 2014, the Company announced the formation of the CoreLogic Innovation Labs (CIL) in collaboration with Pivotal Software, Inc. The CIL is designed to accelerate progress on the NextGen platform as well as support the upgrading of existing technology assets and facilitating the greater monetization of the Company’s data assets. Investments in Phase II of the TTI are expected to aggregate approximately $15 million per year beginning in 2015. Full-year 2014 charges related to implementation of Phase II of TTI aggregated $3.4 million.

During the fourth quarter of 2013, CoreLogic launched a cost reduction program and operational initiatives designed to lower 2014 operating expenses by at least $25 million. Full year 2014 savings associated with these programs totaled approximately $30 million.

Liquidity and Capital Resources

At December 31, 2014, the Company had cash and cash equivalents of $104.7 million compared with $134.4 million at December 31, 2013. As of December 31, 2014, the Company had available capacity on its revolving credit facility under the Credit Agreement of $465 million.

Total debt as of December 31, 2014 was $1.3 billion compared with $1.4 billion as of September 30, 2014 and $840 million as of December 31, 2013. The decrease in debt from September 30 to December 31, 2014 was attributable to the Company’s ongoing debt reduction program. The increase in debt from December 31, 2013 to December 31, 2014 reflects the financing of the acquisition of MSB and DQ completed on March 25, 2014 which was partially offset by $194.9 million in principal repayments made over the final nine months of 2014 attributable to the Company’s debt reduction program.

During the fourth quarter of 2014, the Company repaid approximately $81.2 million in term loan, revolving and other debt obligations. The Company also repurchased 0.6 million of its common shares for a total of $18.7 million during the quarter. In 2014, the Company repurchased approximately 3.1 million of its common shares for $91.5 million.

Free cash flow (FCF) for the twelve months ended December 31, 2014 totaled $248.4 million, which represented 69% of adjusted EBITDA. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Net operating cash provided by continuing operations for the twelve months ended December 31, 2014 was $335.6 million.

2015 Financial Guidance (Continuing Operations)

($ in millions except adjusted EPS)	2014 Results	2015 Outlook/Guidance
Revenue	$1,405.0	$1,470.0 - $1,500.0
Adjusted EBITDA(1)	$360.2	$390.0 - $405.0
Adjusted EPS(1)	$1.33	$1.50 - $1.60

(1)
Definition of adjusted results, as well as other non-GAAP financial measures used by management is included in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of 2014 Non-GAAP measures to their nearest GAAP equivalents are also provided in this release.

2015 guidance is based upon the following estimates and assumptions:

•	2015 U.S. new purchase and refinancing mortgage origination unit volumes equivalent to 2014 levels.

•	10%-15% appreciation of the U.S. dollar against the Australian and New Zealand currencies.

•	Completion of TTI Phase I by mid-2015; estimated 2015 savings of approximately $10 million.

•	TTI Phase II investment of approximately $15 million.

•	Progressive reduction in debt balances in line with long-term debt to EBITDA target ratio of 2.5 times.

•	Repurchase of 2 to 3 million common shares over the balance of 2015.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Wednesday, February 25, 2015, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 866-202-0886 for U.S./Canada callers or 617-213-8841 for international callers. The Conference ID for the call is 94079698.

Additional detail on the Company's fourth quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 12263010.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled services provider. The Company's combined data from public, contributory and proprietary sources includes over 3.5 billion records spanning more than 40 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's investment and strategic growth plans, cost productivity and the TTI; the Company's overall financial performance, including future revenue and profit growth and market position, and the Company's margin and cash flow profile; the Company's 2015 financial guidance and assumptions thereunder; mortgage and housing market trends, including mortgage origination volumes; and our plans to reduce our outstanding debt and continue to return capital to shareholders through our share repurchase program. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our TTI and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share, where provided, to expected results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-cash stock compensation, non-operating gains/losses and other adjustments plus pretax equity in earnings of affiliates. Adjusted net income is defined as income from continuing operations before equity earnings of affiliates, adjusted for non-cash stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments plus pretax equity in earnings of affiliates, tax affected at an assumed effective tax rate of 38% for 2014 and 40% for 2013. Adjusted EPS is derived by dividing adjusted net income by diluted weighted average shares. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
UNAUDITED

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013
Operating revenue	$345,512	$328,522	$1,405,040	$1,404,401
Cost of services (exclusive of depreciation and amortization below)	175,385	177,409	740,301	717,205
Selling, general and administrative expenses	96,129	98,032	351,617	374,289
Depreciation and amortization	37,758	29,634	138,394	126,332
Impairment loss	82	42,711	4,970	44,433
Total operating expenses	309,354	347,786	1,235,282	1,262,259
Operating income/(loss)	36,158	(19,264)	169,758	142,142
Interest expense:
Interest income	1,029	2,252	4,110	4,748
Interest expense	18,545	14,985	71,092	52,350
Total interest expense, net	(17,516)	(12,733)	(66,982)	(47,602)
Gain on investments and other, net	1,057	2,673	3,882	12,032
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	19,699	(29,324)	106,658	106,572
Provision/(benefit) for income taxes	6,701	(16,414)	29,770	33,673
Income/(loss) from continuing operations before equity in earnings of affiliates	12,998	(12,910)	76,888	72,899
Equity in earnings of affiliates, net of tax	3,831	3,510	14,120	27,361
Net income/(loss) from continuing operations	16,829	(9,400)	91,008	100,260
(Loss)/income from discontinued operations, net of tax	(1,432)	(3,512)	(16,653)	14,423
(Loss)/gain from sale of discontinued operations, net of tax	(364)	(212)	112	(7,008)
Net income/(loss)	15,033	(13,124)	74,467	107,675
Less: Net income/(loss) attributable to noncontrolling interests	368	(72)	1,267	(53)
Net income/(loss) attributable to CoreLogic	$14,665	$(13,052)	$73,200	$107,728
Amounts attributable to CoreLogic:
Income/(loss) from continuing operations, net of tax	$16,461	$(9,328)	$89,741	$100,313
(Loss)/income from discontinued operations, net of tax	(1,432)	(3,512)	(16,653)	14,423
(Loss)/gain from sale of discontinued operations, net of tax	(364)	(212)	112	(7,008)
Net income/(loss) attributable to CoreLogic	$14,665	$(13,052)	$73,200	$107,728
Basic income/(loss) per share:
Income/(loss) from continuing operations, net of tax	$0.18	$(0.10)	$0.99	$1.05
(Loss)/income from discontinued operations, net of tax	(0.02)	(0.04)	(0.18)	0.15
(Loss)/gain from sale of discontinued operations, net of tax	—	—	—	(0.07)
Net income/(loss) attributable to CoreLogic	$0.16	$(0.14)	$0.81	$1.13
Diluted income/(loss) per share:
Income/(loss) from continuing operations, net of tax	$0.18	$(0.10)	$0.97	$1.03
(Loss)/income from discontinued operations, net of tax	(0.02)	(0.04)	(0.18)	0.15
(Loss)/gain from sale of discontinued operations, net of tax	—	—	—	(0.07)
Net income/(loss) attributable to CoreLogic	$0.16	$(0.14)	$0.79	$1.11
Weighted-average common shares outstanding:
Basic	89,597	92,946	90,825	95,088
Diluted	91,245	95,115	92,429	97,109

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	December 31,	December 31,
Assets	2014	2013
Current assets:
Cash and cash equivalents	$104,677	$134,419
Marketable securities	22,264	22,220
Accounts receivable (less allowance for doubtful accounts of $10,826 and $13,045 in 2014 and 2013, respectively)	214,344	215,020
Prepaid expenses and other current assets	51,375	50,829
Income tax receivable	13,357	13,516
Deferred income tax assets, current	90,341	86,487
Assets of discontinued operations	4,267	38,926
Total current assets	500,625	561,417
Property and equipment, net	368,614	197,542
Goodwill, net	1,780,758	1,468,290
Other intangible assets, net	278,270	175,808
Capitalized data and database costs, net	333,265	330,188
Investment in affiliates, net	103,598	95,343
Restricted cash	12,360	12,050
Other assets	138,872	162,493
Total assets	$3,516,362	$3,003,131
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$170,418	$156,937
Accrued salaries and benefits	99,786	104,781
Deferred revenue, current	255,330	223,603
Current portion of long-term debt	11,352	28,154
Liabilities of discontinued operations	13,704	20,616
Total current liabilities	550,590	534,091
Long-term debt, net of current	1,319,211	811,776
Deferred revenue, net of current	389,308	377,855
Deferred income tax liabilities, long-term	63,979	76,969
Other liabilities	161,084	147,865
Total liabilities	2,484,172	1,948,556

Redeemable noncontrolling interests	18,023	10,202

Equity:
CoreLogic, Inc.'s ("CoreLogic") stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 89,343 and 91,254 shares issued and outstanding as of December 31, 2014 and 2013, respectively	1	1
Additional paid-in capital	605,511	672,165
Retained earnings	492,441	425,796
Accumulated other comprehensive loss	(83,786)	(53,589)
Total equity	1,014,167	1,044,373
Total liabilities and equity	$3,516,362	$3,003,131

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED

	For the Year Ended
	December 31,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$74,467	$107,675
Less: (Loss)/income from discontinued operations, net of tax	(16,653)	14,423
Less: Gain/(loss) from sale of discontinued operations, net of tax	112	(7,008)
Income from continuing operations, net of tax	91,008	100,260
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	138,394	126,332
Impairment loss	4,970	44,433
Provision for bad debts and claim losses	11,825	13,345
Share-based compensation	25,379	26,901
Tax benefit related to stock options	(6,791)	(5,146)
Equity in earnings of investee, net of taxes	(14,120)	(27,361)
Gain on sale of property and equipment	(13,866)	—
Loss on early extinguishment of debt	763	—
Deferred income tax	20,986	8,120
Gain on investments and other, net	(3,882)	(12,032)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	13,151	24,553
Prepaid expenses and other assets	1,231	113
Accounts payable and accrued expenses	(5,000)	(9,330)
Deferred revenue	16,010	48,125
Income taxes	(11,380)	(27,543)
Dividends received from investments in affiliates	38,655	36,680
Other assets and other liabilities	28,260	(19,230)
Net cash provided by operating activities - continuing operations	335,593	328,220
Net cash (used in)/provided by operating activities - discontinued operations	(13,717)	25,600
Total cash provided by operating activities	$321,876	$353,820
Cash flows from investing activities:
Purchases of capitalized data and other intangible assets	$(35,129)	$(37,841)
Purchases of property and equipment	(52,025)	(68,745)
Cash paid for acquisitions, net of cash acquired	(694,871)	(92,049)
Purchases of investments	—	(2,351)
Cash received from sale of subsidiary, net	25,366	2,263
Proceeds from sale of property and equipment	13,937	—
Change in restricted cash	(310)	10,068
Net cash used in investing activities - continuing operations	(743,032)	(188,655)
Net cash provided by/(used in) investing activities - discontinued operations	1,536	1,862
Total cash used in investing activities	$(741,496)	$(186,793)
Cash flows from financing activities:
Proceeds from long-term debt	$690,017	$51,647
Debt issuance costs	(14,042)	(10,436)
Repayments of long-term debt	(200,006)	(4,666)
Proceeds from issuance of stock related to stock options and employee benefit plans	15,213	28,232
Minimum tax withholding paid on behalf of employees for restricted stock units	(15,980)	(8,665)
Shares repurchased and retired	(91,475)	(241,161)
Tax benefit related to stock options	6,791	5,146
Net cash provided by/(used in) financing activities - continuing operations	390,518	(179,903)
Net cash used in financing activities - discontinued operations	—	—
Total cash provided by/(used in) financing activities	$390,518	$(179,903)
Effect of Exchange Rate on cash	(625)	(2,116)
Net decrease in cash and cash equivalents	$(29,727)	$(14,992)
Cash and cash equivalents at beginning of year	134,419	149,568
Less: Change in cash and cash equivalents of discontinued operations	(12,181)	27,462
Plus: Cash swept (to)/from discontinued operations	(12,196)	27,305
Cash and cash equivalents at end of year	$104,677	$134,419

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA

	For the Three Months Ended December 31, 2014
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$21,952	$36,510	$(26,798)	$(11,965)	$19,699
Pre-tax equity in earnings of affiliates	34	6,200	91	—	6,325
Depreciation & amortization	26,159	6,354	5,245	—	37,758
Total interest expense	(217)	73	17,660	—	17,516
Stock-based compensation	545	866	1,890	—	3,301
Impairment loss	82	—	—	—	82
Non-operating investment gains	—	—	(63)	—	(63)
Transaction costs	—	—	(535)	—	(535)
Adjusted EBITDA	$48,555	$50,003	$(2,510)	$(11,965)	$84,083

	For the Three Months Ended December 31, 2013
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$19,158	$(17,702)	$(30,780)	$—	$(29,324)
Pre-tax equity in (loss)/earnings of affiliates	(9)	4,990	213	—	5,194
Depreciation & amortization	19,049	7,664	2,921	—	29,634
Total interest expense	(95)	135	12,693	—	12,733
Stock-based compensation	1,312	2,355	2,545	—	6,212
Impairment loss	—	42,711	—	—	42,711
Efficiency investments	—	—	2,826	—	2,826
Transaction costs	322	—	2,224	—	2,546
Adjusted EBITDA	$39,737	$40,153	$(7,358)	$—	$72,532

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA

	For the Year Ended December 31, 2014
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$98,926	$144,826	$(125,129)	$(11,965)	$106,658
Pre-tax equity in earnings of affiliates	49	22,900	39	—	22,988
Depreciation & amortization	98,313	26,019	14,062	—	138,394
Total interest expense	(299)	354	66,927	—	66,982
Stock-based compensation	5,612	4,652	15,115	—	25,379
Impairment loss	1,071	3,900	—	—	4,971
Non-operating investment gains	—	(6,012)	(9,765)	—	(15,777)
Efficiency investments	—	—	1,616	—	1,616
Transaction costs	—	—	9,005	—	9,005
Adjusted EBITDA	$203,672	$196,639	$(28,130)	$(11,965)	$360,216

	For the Year Ended December 31, 2013
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$108,512	$137,984	$(139,924)	—	$106,572
Pre-tax equity in earnings of affiliates	1,631	41,638	548	—	43,817
Depreciation & amortization	74,186	30,780	21,366	—	126,332
Total interest (income)/expense	(552)	491	47,663	—	47,602
Stock-based compensation	3,634	8,844	14,423	—	26,901
Impairment loss	1,482	42,950	—	—	44,432
Non-operating investment gains	(6,638)	—	—	—	(6,638)
Efficiency investments	—	—	5,832	—	5,832
Transaction costs	322	—	7,842	—	8,164
Adjusted EBITDA	$182,577	$262,687	$(42,250)	$—	$403,014

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED DILUTED EPS

	For the Three Months Ended December 31, 2014
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$21,952	$36,510	$(26,798)	$(11,965)	$19,699
Pre-tax equity in earnings of affiliates	34	6,200	91	—	6,325
Stock-based compensation	545	866	1,890	—	3,301
Non-operating investment gains	—	—	(63)	—	(63)
Transaction costs	—	—	(535)	—	(535)
Impairment loss	82	—	—	—	82
Amortization of acquired intangibles	7,048	2,671	—	—	9,719
Depreciation of certain acquired proprietary technology included in property and equipment	2,880	—	—	—	2,880
Adjusted pretax income from continuing operations	$32,541	$46,247	$(25,415)	$(11,965)	$41,408
Tax provision (38% rate)					15,735
Less: Net income attributable to noncontrolling interests					368
Adjusted net income attributable to CoreLogic					$25,305
Weighted average diluted common shares outstanding					91,245
Adjusted diluted EPS					$0.28

	For the Three Months Ended December 31, 2013
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$19,158	$(17,702)	$(30,780)	$—	$(29,324)
Pre-tax equity in (loss)/earnings of affiliates	(9)	4,990	213	—	5,194
Stock-based compensation	1,312	2,355	2,545	—	6,212
Efficiency investments	—	—	2,826	—	2,826
Impairment loss	—	42,711	—	—	42,711
Transaction costs	322	—	2,224	—	2,546
Amortization of acquired intangibles	4,858	4,174	—	—	9,032
Adjusted pretax income from continuing operations	$25,641	$36,528	$(22,972)	$—	$39,197
Tax provision (40% rate)					15,679
Less: Net loss attributable to noncontrolling interests					(72)
Adjusted net income attributable to CoreLogic					$23,590
Weighted average diluted common shares outstanding					95,115
Adjusted diluted EPS					$0.25

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED DILUTED EPS

	For the Year Ended December 31, 2014
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$98,926	$144,826	$(125,129)	$(11,965)	$106,658
Pre-tax equity in earnings of affiliates	49	22,900	39	—	22,988
Stock-based compensation	5,612	4,652	15,115	—	25,379
Non-operating investment gains	—	(6,012)	(9,765)	—	(15,777)
Transaction costs	—	—	9,005	—	9,005
Efficiency investments	—	—	1,616	—	1,616
Interest expense adjustments	—	—	130	—	130
Impairment loss	1,071	3,900	—	—	4,971
Amortization of acquired intangibles	26,838	10,614	—	—	37,452
Depreciation of certain acquired proprietary technology included in property and equipment	8,395	—	—	—	8,395
Adjusted pretax income from continuing operations	$140,891	$180,880	$(108,989)	$(11,965)	$200,817
Tax provision (38% rate)					76,310
Less: Net income attributable to noncontrolling interests					1,267
Adjusted net income attributable to CoreLogic					$123,240
Weighted average diluted common shares outstanding					92,429
Adjusted diluted EPS					$1.33

	For the Year Ended December 31, 2013
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$108,512	$137,984	$(139,924)	$—	$106,572
Pre-tax equity in earnings of affiliates	1,631	41,638	548	—	43,817
Stock-based compensation	3,634	8,844	14,423	—	26,901
Non-operating investment gains	(6,638)	—	—	—	(6,638)
Transaction costs	322	—	7,842	—	8,164
Efficiency investments	—	—	5,832	—	5,832
Amortization of acquired intangibles	19,588	15,723	—	—	35,311
Impairment loss	1,482	42,950	—	—	44,432
Accelerated depreciation on TTI	—	—	8,751	—	8,751
Adjusted pretax income from continuing operations	$128,531	$247,139	$(102,528)	$—	$273,142
Tax provision (40% rate)					109,257
Less: Net loss attributable to noncontrolling interests					(53)
Adjusted net income attributable to CoreLogic					$163,938
Weighted average diluted common shares outstanding					97,109
Adjusted diluted EPS					$1.69

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW

For the Year Ended December 31, 2014
Net cash provided by operating activities - continuing operations	$335,593
Purchases of capitalized data and other intangible assets	(35,129)
Purchases of property and equipment	(52,025)
Free Cash Flow	$248,439